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Exhibit 99.3

CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.

        We hereby consent to the inclusion of our opinion letter, dated June 4, 2009, to the Board of Directors of Cowen Group, Inc. as Appendix F to, and to the reference thereto in the proxy statement/prospectus relating to the proposed transactions involving Cowen Group, Inc. and Ramius LLC, which proxy statement/prospectus forms a part of LexingtonPark Parent Corp.'s Registration Statement on Form S-4 to which this consent is filed as an exhibit. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (which we refer to as the Securities Act), or the rules and regulations of the Securities and Exchange Commission (which we refer to as the SEC) promulgated thereunder, or (2) that we are experts with respect to any part of the registration statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the SEC promulgated thereunder.

New York, New York
June 29, 2009

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  Exhibit 99.3